UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 5, 2016

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
425-454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
425-454-6363
___________
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02	Departure of Directors and Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2016, the Boards of Directors (collectively, the “Board”) of Puget Energy, Inc. (“Puget Energy”) and its wholly owned subsidiary, Puget Sound Energy, Inc. (“PSE” and together with Puget Energy, the “Company”) appointed Matthew Marcelia to serve as Controller and Principal Accounting Officer, effective May 16, 2016.

Mr. Marcelia replaces Michael J. Stranik, who on May 5, 2016, the Board appointed to serve as Director, Financial Planning & Budgeting, also effective May 16, 2016.

Prior to his appointment as Controller and Principal Accounting Officer, Mr. Marcelia, 48, has served as Director, Tax of the Company since January 2005. Previously, he served as Manager, Tax of the Company from 2003 to 2005, and prior to that he was a tax manager with PricewaterhouseCoopers LLP.

No new agreement will be entered into in connection with Mr. Marcelia’s appointment to the position of Controller and Principal Accounting Officer, and Mr. Marcelia will continue to receive his current compensation package, including continued participation in the Company’s Long Term Incentive Plan and other benefit programs of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Dated: May 11, 2016	By:/s/ Steve R. Secrist
Steve R. Secrist Senior Vice President, General Counsel, Chief Ethics & Compliance Officer